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                                     BYLAWS
                                       OF
                       GREEN TREE LEASE FINANCE II, INC.


                                   ARTICLE I
                            OFFICES, CORPORATE SEAL

        Section 1.01. OFFICES. The address of the registered office of the Corporation in the State of Minnesota shall be set forth in the Articles of Incorporation or in the latest statement filed with the Secretary of State. The Corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall determine from time to time.

        Section 1.02. NO CORPORATE SEAL. The Corporation shall not have a corporate seal.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

        Section 2.01. REGULAR MEETINGS. The Corporation shall hold meetings of the shareholders on a regular basis on such day or date and at such time and place as the Board of Directors shall determine by resolution. At regular meetings the shareholders shall elect qualified successors for directors whose terms are expiring and may transact such other business as may be appropriate for shareholders' action.

        Section 2.02. SPECIAL MEETINGS. The Corporation may hold special meetings of the shareholders at any time and for any purpose. The President, the Secretary, two or more directors, or a shareholder or shareholders holding at least 10% of the voting power of all shares entitled to vote may call a special meeting.

        Section 2.03. RECORD DATE. The Board of Directors shall fix a date not more than sixty days preceding the date of any meeting of shareholders as the record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting. When a record date is so fixed, only shareholders as of that date are entitled to notice of and permitted to vote at that meeting of shareholders.

        Section 2.04.  NOTICE OF MEETING.  Except as otherwise specified in
Section 2.06 or required by law, notice of each meeting of the shareholders, given in the manner provided in Minnesota Statutes, Section 302A.11, Subdivision 17, stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than sixty days prior to the meeting to every shareholder entitled to vote at such meeting.

        Section 2.05. QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a meeting, whether present in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

        Section 2.06. ADJOURNED MEETINGS. A majority of those shareholders present at a

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shareholders' meeting may adjourn the meeting from time to time, whether or not a quorum is present. The Corporation shall not be required to give notice of the reconvened meeting to the shareholders if the date, time, and place of the reconvened meeting is announced at the meeting being adjourned. In case a quorum shall not be present at a shareholders' meeting, those present may adjourn the meeting to such day as they shall agree upon by majority vote, and a notice of such adjournment and the date, place and time at which such meeting shall be reconvened shall be mailed to each shareholder entitled to vote at least five days before such reconvened meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the adjourned meeting. At reconvened meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

        Section 2.07. ACT OF THE SHAREHOLDERS. At any meeting of shareholders, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except to the extent otherwise required by Minnesota Statutes, Chapter 302A or the Corporation's Articles of Incorporation. In the event the Corporation shall have outstanding a class or series of shares that are entitled to vote as a class or series by Minnesota Statutes, Chapter 302A, the Articles of Incorporation, these Bylaws, or the terms of such shares, the matter being voted upon must also receive the affirmative vote of the holders of the same proportion of the shares of that class or series as is required pursuant to the preceding sentence. For the election of directors, the persons receiving the largest number of votes (up to and including the number of directors to be elected) shall be directors.

        Section 2.08. VOTING. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy meeting the requirements of Section 2.09. Unless otherwise provided in the Articles of Incorporation or according to the terms of the shares, each shareholder shall have one vote for each share having voting power registered in such shareholder's name on the books of the Corporation. Holders of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way. Jointly owned shares may be voted by any joint owner unless the Corporation receives written notice from any one of them denying the authority of that person to vote the shares.

        Section 2.09. PROXIES. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the Corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. To be valid, all proxies must meet the requirements of, and shall be governed by, Minnesota Statutes, Section 302A.449.

        Section 2.10. WAIVER OF NOTICE. Any shareholder may waive notice of any regular or special meeting, either before, at, or after such meeting, and such waiver of notice shall be effective whether given orally or in a writing signed by such shareholder or a representative entitled to vote the shares, of such shareholder. Attendance by a shareholder at any meeting of shareholders is a waiver of notice of such meeting, except when the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and the shareholder does not participate in the consideration of the item at that meeting.

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        Section 2.11.  WRITTEN ACTION.  Any action that is required or permitted to be taken at a meeting of shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

                                  ARTICLE III
                                   DIRECTORS

        Section 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        Section 3.02. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors of the Corporation will be established within the limits set by the Articles of Incorporation by resolution adopted by a majority of the directors from time to time. Directors need not be shareholders. Each director shall hold office from the regular meeting at which such director was elected and until the next regular meeting of shareholders and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of the director.

        Section 3.03. BOARD MEETINGS. The Board of Directors may hold meetings from time to time at such time and place as the notice of such meeting may designate or at the place announced if no notice is required. No notice of any kind to either old or new members of the Board of Directors shall be necessary for any regular meeting of the directors fixed from time to time by resolution of a majority of the directors.

        Section 3.04. CALLING MEETINGS; NOTICE. Meetings of the Board of Directors may be called by the Chairman of the Board, or any other director, by giving at least five days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person. If the date, time and place of a Board of Directors meeting have been announced at a previous meeting of the Board of Directors, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

        Section 3.05. WAIVER OF NOTICE. Any director may waive notice of any meeting of the Board of Directors either before, at, or after such meeting orally or in a writing signed by such director. A director, by the director's attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except when the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

        Section 3.06. QUORUM. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

        Section 3.07. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

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        Section 3.08.   CONFERENCE COMMUNICATIONS.  Any or all directors may
participate in any meeting or conference of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting.

        Section 3.09. VACANCIES. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, or disqualification shall be filled for the unexpired term by a majority of the remaining directors, even though less than a quorum, or by the sole remaining director. Vacancies resulting from newly created directorships may be filled by a majority vote of the remaining directors. Each director elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at their next regular or special meeting.

        Section 3.10. COMMITTEES. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Section 3.11 and by Minnesota Statutes, Section 302A.243. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution establishing the committee.

        Section 3.11. COMMITTEE OF DISINTERESTED PERSONS. Pursuant to the procedure set forth in Section 3.10, the Board of Directors may establish a committee composed of two or more disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. For purposes of this section, a person is "disinterested" if the person is not the owner of more than one percent of the outstanding shares of, or a present or former officer, employee, or agent of, the Corporation or of a related corporation and has not been made or threatened to be made a party to the proceeding in question. The committee, once established, is not subject to the direction or control of, or termination by, the Board of Directors. Any vacancy on the committee may be filled by a majority of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and stockholders. The committee shall terminate when it issues a written report of its determination to the Board of Directors.

        Section 3.12. WRITTEN ACTION. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the action need not be approved by the shareholders of the Corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors or committee members that would be required to take the same action of the Board of Directors or such committee, as the case may be, at which all of the directors or committee members were present.

                                   ARTICLE IV

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                                    OFFICERS

        Section 4.01. NUMBER AND DESIGNATION. The Board of Directors may elect or appoint such officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties, and responsibilities as may be determined by the Board of Directors, including, without limitation, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such assistant officers or other officers as may from time to time be elected or appointed by the Board of Directors. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board of Directors. Any number of offices may be held by the same person.

        Section 4.02. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

        Section 4.03. PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

        Section 4.04. VICE PRESIDENT. Each Vice President shall perform such duties as may be prescribed from time to time by these Bylaws or by the Board of Directors.

        Section 4.05. SECRETARY. Unless provided otherwise by a resolution adopted by the Board of Directors, the Secretary: (a) shall attend all meetings of the stockholders and Board of Directors, and shall record all the proceedings of such meetings in the minute book of the Corporation; (b) shall give proper notice of meetings of stockholders and Board of Directors and other notices required by law or these Bylaws; and (c) shall perform such other duties as from time to time may be assigned by the Board of Directors.

        Section 4.06. TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board of Directors.

        Section 4.07. AUTHORITY AND DUTIES. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board of Directors may, without specific approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons.

        Section 4.08. REMOVAL AND VACANCIES. The Board of Directors may remove any officer from office at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal, however, shall be without prejudice to the contract rights of the person so removed. A vacancy in an office of the Corporation by reason of death, resignation, removal, disqualification, or otherwise may, or in the case of a vacancy in the office of the President or Treasurer shall, be filled for the unexpired term by the Board of Directors.

        Section 4.09. COMPENSATION. The officers of this Corporation shall receive such compensation for their services as may be determined by or in accordance with resolutions of the

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Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

                                   ARTICLE V
                           SHARES AND THEIR TRANSFER

        Section 5.01. CERTIFICATES FOR SHARES. All shares of the Corporation shall be certificated shares. Each holder of shares of the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the Corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Corporation, by the President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be facsimiles, engraved or printed. A certificate representing shares of this Corporation shall contain on its face the information required by Minnesota Statutes, Section 302A.417 subdivision 4. A certificate representing shares issued by this Corporation, if it is authorized to issue shares of more than one class or series, shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine relative rights and preferences of subsequent classes or series. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.03.

        Section 5.02. TRANSFER OF SHARES. Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The Corporation may treat as the absolute owner of shares of the Corporation the person or persons in whose name shares are registered on the books of the Corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect share transfers on its behalf.

        Section 5.03. LOSS OF CERTIFICATES. Except as otherwise provided by Minnesota Statutes Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more securities satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI
                             DIVIDENDS, RECORD DATE

        Section 6.01. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of the law, the Board of Directors has the authority and will declare and cause to be issued regular cash or other dividends or distributions to the shareholders of the corporation when and in the amounts it deems advisable.

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        Section 6.02.  RECORD DATE.  The Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend. If no record date is fixed, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution authorizing the payment of such dividend.

                                  ARTICLE VII
                               CORPORATE RECORDS

        Section 7.01. SHARE REGISTER. The Corporation shall keep at its Principal Executive Office a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The Corporation shall also keep at its Principal Executive Office a record of the dates on which certificates or transaction statements representing shares were issued.

        Section 7.02. OTHER RECORDS. The Corporation shall keep at its Principal Executive Office originals or copies of: (a) records of all proceedings of shareholders for the last three years; (b) records of all proceedings of the Board of Directors for the last three years; (c) the Articles of Incorporation and all amendments currently in effect; (d) the Bylaws and all amendments currently in effect; (e) financial statements; (f) reports made to shareholders generally within the last three years; (g) a statement of the names and usual business addresses of the directors and principal officers; (h) voting trust agreements described in Minnesota Statutes, Section 302A.453 and (i) shareholder control agreements described in Minnesota Statutes, Section 302A.457.

                                  ARTICLE VIII
                        SECURITIES OF OTHER CORPORATIONS

        Section 8.01. VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors the President shall have full power and authority on behalf of the Corporation (a) to attend any meeting of security holders of other corporations in which the Corporation may hold securities and to vote such securities on behalf of the Corporation; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation possesses. The Board of Directors or the President, from time to time, may confer or delegate such powers to one or more other persons.

        Section 8.02. PURCHASE AND SALE OF SECURITIES. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the President, from time to time, may confer or delegate such powers to one or more other persons.

                                   ARTICLE IX
                       INDEMNIFICATION OF CERTAIN PERSONS

        Section 9.01. The Corporation shall indemnify such persons, for such expenses and

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liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended.

                                   ARTICLE X
                                 MISCELLANEOUS

        Section 10.01. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE XI
                                   AMENDMENTS

        Section 11.01. These Bylaws may be amended at any meeting of the Board of Directors if notice of such proposed amendment shall have been given in the notice of such meeting. Such authority in the Board of Directors is subject to
(a) the limitations imposed by Minnesota Statutes, Section 302A.181, as now enacted or hereafter amended, or other applicable law and (b) the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any meeting of shareholders called for such purpose.

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